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                                                                    EXHIBIT 21.0



                                SUBSIDIARIES*




                                                 JURISDICTION OF
NAME                                             INCORPORATION
----                                             ----------------

Applied Chemical Solutions, Inc.                 Minnesota
FSI International, Ltd.                          Guam
FSI Metron Europe Limited                        England
Semiconductor Systems, Inc.                      California







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*  FSI International, Inc. also owns interests in Metron Technology B.V.(37.5%)
   and m-FSI, Ltd.(49%).